Exhibit 99.1

AMCON Distributing Company Announces Strategic Investment in Team Sledd

OMAHA, Neb.--(BUSINESS WIRE)--January 3, 2020--AMCON Distributing Company (“AMCON”) (NYSE American: DIT) an Omaha, Nebraska based consumer products company is pleased to announce that it has agreed to make a strategic investment in Team Sledd which is headquartered in Wheeling, West Virginia. Team Sledd has annual revenues of approximately $600 million and serves the West Virginia, Pennsylvania, Ohio, Virginia, Kentucky, Maryland, and Delaware markets.

Robert Sincavich and Randy Emanuelson, co-owners of Team Sledd, will retain a majority interest in Team Sledd and continue in their roles as President and Vice President, respectively. Team Sledd employees will continue in their current capacities guided by the same philosophy and commitment to retail partnership as they have in the past. “We are delighted to support Rob and Randy with this investment to provide growth capital for the Team Sledd enterprise, said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. Mr. Atayan further noted, “This strategic investment is designed to benefit both Team Sledd and AMCON customers.”

Rob Sincavich, President of Team Sledd, said, “In this era of consolidation, Team Sledd felt it was important to partner with a respected industry supplier that has the geographic and economic scale to broaden our collective reach and capabilities. This partnership helps us create the pre-eminent convenience distributor in both the Midwest and Mid-Atlantic regions of the United States. As a distributor serving 26 states with six distribution centers, AMCON brings a customer-centric business model, hands-on customer service and support, and a commitment to innovative foodservice growth. AMCON’s commitment to excellence in operations, logistics, financial reporting, and cash management will provide a co-aligned set of capabilities to support the future growth of Team Sledd.”

Team Sledd Vice President Randy Emanuelson added, “This partnership was designed with our customers’ needs in mind. We will maintain our operations as they presently are with the added benefit of enhanced products, flexibility, innovation, and services that this partnership brings to our customers. Ultimately, both Team Sledd and AMCON will be in a stronger position to serve both independent and chain retailers over a larger geographic footprint and enhance opportunities to grow our collective customer base.”

Team Sledd was founded in 1937 and currently serves approximately 1,200 convenience store retailers in seven Mid-Atlantic states out of a 200,000-square-foot, state-of-the-art warehouse in Wheeling, West Virginia. AMCON currently serves approximately 4,100 convenience retailers in 26 states out of six warehouses in the Midwest and Mid-South.

Andrew C. Plummer, President of AMCON, noted, “Team Sledd is on the forefront of innovative retail branding and marketing concepts, particularly with respect to its store layout and design services and customer education programs. These programs are showcased out of a state-of-the-art 5,000-square-foot Convenience Learning Center which we consider gold standard and are particularly attractive as we look to leverage these resources across our entire distribution network. We look forward to the new opportunities this relationship creates, and we are confident that this synergistic approach will prove desirable to other growth-minded wholesalers across the United States.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates twenty-two (22) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Akin’s Natural Foods www.akins.com in its Midwest market, and Chamberlin's Natural Foods www.chamberlins.com and Earth Origins Market www.earthoriginsmarket.com in its Florida market.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's website at: www.amcon.com

Contacts

Christopher H. Atayan
AMCON Distributing Company
Ph 402-331-3727